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                                                            EXHIBIT 23.1





                       REPORT OF INDEPENDENT PUBLIC ACCOUNTANT


          As independent public accountants, we hereby consent to the inclusion in this Form 8K of our report dated July 31, 1999. It should be noted that we have not audited any financial statements of Pasteur Sanofi Diagnostics subsequent to December 31, 1998 or performed any audit procedures subsequent to the date of our report.






                                            /s/ Philippe Mongin
          Paris, France                     PGA
          October 14, 1999                  Philippe Mongin
                                            Partner of Andersen Worldwide